Exhibit 99.1

DPW Holdings’ Coolisys Power Electronics Business Announces New High-Density Power Supply Product Line

Featured With Compact, Low Profile Footprint, and Best-in-Class Performance

Newport Beach, CA, September 17, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), announced that its power electronics business, Coolisys Technologies Corp. (“Coolisys”), is introducing its new industry leading High Density (“HD”) AC/DC power supply/switcher product line targeting the medical, industrial and telecom sectors. This new product series is designed for very high operating efficiency and power density with universal input and built-in active power factor correction (“PFC”).

The new HD Series is a power switcher product line that can produce a single output of 12VDC, 24VDC, or 48VDC and offers high power in high-density packaging even under natural convection cooling conditions. The new product line features a compact, low profile footprint, and best-in-class performance, optimized for broad industrial, telecommunication and medical applications. Additionally, the ability to operate within a wide temperature range make this new HD Series ideal for commercial off-the-shelf (“COTS”) implementations for the defense industry.

The overall power supply market was estimated at $28.8 billion in 2019.

The Coolisys HD Series product line is available in three types of packaging: open frame, u-bracket and enclosed, and includes the following:

HD Series Product Line:

HD 130 Series – 130 watts in 2”x3” packaging size

HD 240 Series – 240 watts in 2”x4” packaging size

HD 500 Series – 500 watts in 3”x5” packaging size

Key Features:

•	Available in three types of packaging: open frame, u-bracket and enclosed
•	Ultra-compact size available in three standard sizes: 2”x3”, 2”x4” and 3”x5”
•	Universal input 90-264VAC
•	High efficiency, up to 94%
•	Low power consumption with no load – less than 0.3 watts
•	Low leakage current – less than 0.1mA fits to medical applications
•	Built-in active PFC
•	Features power supply shut down when the internal temperature exceeds the maximum safe operating temperature
•	Shuts down the power supply, or suspends the output, when the voltage exceeds a preset level
•	Prevents damage resulting from excessive power output
•	Non pressurized operating altitude up to 16,400 feet
•	Safety approvals including:
o	Medical electrical equipment: UL/IEC/EN 60601 3.1 Edition
o	Information and communication technology and audio/video: UL/IEC/EN 62368-1

Coolisys’ President and CEO, Amos Kohn said, “We are pleased to announce the introduction of our new high-performance HD Series product line. These new products are well positioned for power applications within the medical, industrial and telecommunications markets. With our custom and value-added services, these products are suitable for implementation with COTS defense applications as well. The introduction of these robust single output switchers continues our strong reputation for delivering high-reliability power solutions designed to serve mission-critical applications in harsh environments.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About Coolisys Technologies Corp.

Coolisys and its portfolio companies and divisions are primarily engaged in the design and manufacture of innovative, feature rich, and top-quality power products for mission critical applications in the harshest environments and life-saving, life sustaining applications across diverse markets including defense-aerospace, medical-healthcare, industrial-telecommunications, and automotive. Coolisys’ headquarters are located at 1635 South Main Street, Milpitas, CA 95035; www.Coolisys.com.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235